Exhibit 99.1

Media Contact: Helena Kimball Greenough Communications 415.434.3200 x12 hkimball@greenoughcom.com	Investor Contact: Mila Birnbaum Raindance 800.878.7326 ext. 3000 ir@raindance.com

RAINDANCE APPOINTS DON DETAMPEL AS NEW CHIEF EXECUTIVE OFFICER

LOUISVILLE, Colo., January 28, 2004 — Raindance Communications®, Inc. (Nasdaq: RNDC), a premier provider of integrated web and audio conferencing services, today announced that Don Detampel will join its leadership team as Chief Executive Officer. Don was most recently the chairman and CEO of OneSecure Inc. and a former executive with Global Crossing, and he currently sits on Raindance’s board of directors.

“A great deal of thought has been given to Raindance’s long-term strategic direction and we’re strengthening our company in every way necessary to be a significant force in business communications,” said Nicholas Cuccaro, Raindance’s Chief Financial Officer and Interim President and CEO. “Don is the best person to lead us forward. His vision, familiarity with our goals and industry expertise will enable Raindance to exploit our technological advantage, and add to our roster of achievements. We’ve accomplished quite a bit this past year and our fundamentals are strong. With Don at the helm, I have no doubt our category influence will extend with the enormous opportunities ahead as Web conferencing becomes a mainstream technology.”

Detampel was CEO of OneSecure, Inc., a leading provider of network security products, from April 2000 to February 2002, and he continued to serve as chairman of the company’s board of directors until September 2002. Under his leadership, OneSecure raised $92 million in equity capital before the company was eventually acquired by NetScreen. Previously, Detampel held a variety of executive positions at Global Crossing, including president of its wholly owned subsidiary GlobalCenter, Inc., where he grew revenues from $28 million to $200 million within two years. GlobalCenter was eventually sold to Exodus, now Cable & Wireless, for $6.5 billion. In addition, Detampel was a board member for Global Crossing Ventures, president of Frontier Communication’s Enhanced Services Group, president of ConferTech International and president of LinkUSA Corporation. Early in his career, Detampel founded and was named president of Schneider Communications.

“I am thrilled to have the opportunity to join the Raindance team. After serving as one of its board members for more than a year, it’s apparent to me that the company has tremendous assets heading into a period of significant potential. My mission for the coming year is clear – expand our market presence, build our technology lead with the future release of Raindance’s next-generation service, and continue to meet or exceed our customers’ expectations all within the context of a business that is financially strong. I’m looking forward to working with each and every one of Raindance’s talented employees to make this company great,” said Don Detampel.

Detampel will join Raindance’s executive team full-time on February 2, 2004. For more information about the company, please visit www.raindance.com.

About Raindance Communications
 Raindance Communications, Inc. (Nasdaq: RNDC), is a leading provider of integrated web and audio conferencing services that make everyday meetings more productive. Raindance’s convenient, reservationless audio conferencing services provide greater flexibility and reliability, increasing the efficiency of remote meetings. The company’s advanced web conferencing technology increases participant interactivity and improves the bottom line by allowing users to conduct engaging remote meetings and seminars without the expense of travel. Raindance’s proprietary architecture integrates leading-edge technologies into a single convergent communications platform that has been selected by leading businesses to increase productivity and strengthen business relationships. For more information, visit www.raindance.com or call 800.878.7326.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements, including expectations regarding future company and product performance. These statements are subject to risks and uncertainties, which could cause future events to differ materially. These risks and uncertainties include the failure or interruptions in the software, systems or network underlying Raindance’s services, competition from presently existing and new competitors, and the adoption of Raindance’s services by customers. Additional information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements can be found in Raindance Communications’ filings with the Securities and Exchange Commission. Copies of filings made with the SEC are available through the SEC’s electronic data gather analysis and retrieval system (EDGAR) at www.sec.gov. Raindance Communications assumes no obligation to update the forward-looking statements included in this document.

Raindance and Raindance Communications are registered trademarks of Raindance Communications, Inc. All other company names and products may be trademarks of their respective companies.